                                   EXHIBIT 4.5

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, ASSIGNED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION), IN WHOLE OR IN PART, BY THE HOLDER, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE ACTS OR THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE ACTS.

     THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE ACT OR APPLICABLE STATE ACTS AND THIS WARRANT MAY NOT BE EXERCISED AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, ASSIGNED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION), IN WHOLE OR IN PART, BY THE HOLDER, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE ACTS OR THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH EXERCISE OR TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE ACTS.

                                 WARRANT NO. E-

                       TO PURCHASE _______________ SHARES
                                 OF COMMON STOCK
                                       OF
                               AMERICASBANK CORP.
                            (a Maryland Corporation)

                        Transferable and Exercisable Only
                        Upon Conditions Herein Specified

                 Exercisable after June 30, 2004
                 Void after 5:00 p.m. EDT, on September 1, 2008

     AMERICASBANK CORP., a Maryland corporation (the "Company"), hereby certifies that ___________________________________________________________, such holder's heirs, personal representatives, successors and/or assigns, registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company stated above, par value $0.01 per share (the "Shares"), at the purchase price of $3.20 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided), upon the terms and conditions herein provided.

1.   EXERCISE OF WARRANTS; CASHLESS EXERCISE.

     a.   Subject to the provisions of subsection (d) of this Section 1 and
Section 5 hereof, this Warrant may be exercised in whole or in part by presentation and surrender of this Warrant, with the attached Purchase Form duly executed, at the office of the Company at 500 York Road, Towson, Maryland 21204, or at such other place as the Company may designate by notice to the Holder hereof, together with (i) a check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased (the "Aggregate Exercise Price") or (ii) the surrender to the Company of shares of the Company's Common Stock having an aggregate Market Price (as hereinafter defined) on the date of such exercise equal to the Aggregate Exercise Price. In case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

     b. In addition to and without limiting the rights of the Holder under the terms hereof, but subject to the provisions of subsection (d) of this Section 1 and Section 5 hereof, this Warrant may be exercised in whole or in part by being exchanged for a number of Shares having an aggregate Market Price on the date of such exercise equal to the difference between (i) the aggregate Market Price of the number of shares of Common Stock subject to the Warrant designated by the Holder on the date of exercise and (ii) the aggregate Exercise Price otherwise payable by the holder for such designated shares. Upon any such exercise, the number of Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of shares and, if a balance of Shares remains after such exercise, the Company shall execute and deliver to the holder a new Warrant for such balance. No payment of any cash or other consideration shall be required or permitted. Such exchange shall be effective upon the date of receipt by the Company of this Warrant surrendered for cancellation and a written request from the holder (the "Exchange Notice") that the exchange pursuant to this Section 1(b) be made, or at such later date as may be specified in the Exchange Notice.

     c. Upon receipt by the Company of this Warrant and the Purchase Form, together with proper payment of the Aggregate Exercise Price at the Company's office, or upon receipt by the Company of this Warrant and the Exchange Notice (or such later date as may be specified in the Exchange Notice), the Company shall deliver to the Holder hereof, as promptly as practicable, a certificate representing the Shares being purchased.

     d. This Warrant may be exercised in whole or in part at any time after June 30, 2004, and shall be void after 5:00 p.m. EDT, on September 1, 2008.

     e. For purposes of this Section 1, the term "Market Price" of the Common Stock means the average of the closing prices of such security's sales on all securities exchanges or automated quotation system on which such security may at the time be listed or included, or, if there has been no sales on any such exchange or reported on such quotation system on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in any such quotation system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 10 trading days ending on the trading day immediately prior to the day as of which the Market Price is being determined; provided however, that if the security is not then publicly traded, the Market Price shall be equal to the fair market value of the Common Stock on the date in question as determined by the Company's Board of Directors in its sole and reasonable discretion.

2. RIGHTS AND OBLIGATIONS OF WARRANT HOLDER. No Holder of this Warrant shall be entitled to any of the rights of a shareholder of the Company, including, but not limited to, to the extent applicable, the right to vote, give or withhold consent to any action by the Company, receive dividends, subscription rights, or otherwise, nor shall anything contained in this Warrant be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company; provided, however, that upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, or on the date of receipt by the Company of this Warrant and the Exchange Notice (or such later date as may be specified in the Exchange Notice), irrespective of the date of delivery of any Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant, including, without limitation, all the obligations imposed upon the Holder hereof by Section 4 hereof. In addition, the Holder of this Warrant, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

3. SHARES UNDERLYING WARRANTS. The Company covenants and agrees that all Shares delivered upon the exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all taxes, liens and charges with respect to the purchase thereof.

4.   RESTRICTIONS ON WARRANT

     (a) For purposes of this Section 4, the following terms shall be defined as follows:

          (i) "Family Member" means (i) each Holder; (ii) any descendant (by birth or adoption) of a Holder (each, an "Approved Descendant"); (iii) any lineal ancestor or descendant of any Approved Descendant; (iv) the siblings of any individual described in (i) through (iii); (v) the spouse of any individual described in (i) through (iv); (vi) a custodian for any individual described in
(i) through (v) under a state's Uniform Transfer to Minors Act or Uniform Gifts to Minors Act, as the case may be; (vii) trusts for the exclusive benefit of any individual described in (i) through (v); or (viii) a limited liability company or partnership all of the members of which are individuals described in (i) through (vi) or trusts described in (vii).

          (ii) "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

          (iii) "Transfer" means any voluntary or involuntary act by which a Holder makes, or attempts or purports to make, or suffers to occur, any gift, sale, mortgage, pledge, assignment, hypothecation, encumbrance or other disposition of any Warrants, or interest therein, owned by him. The term "Transfer" includes any Transfer which takes place upon the death of a Holder, whether by last will and testament, operation of law or otherwise, and also includes any purported Transfer, assignment, sale or other disposition by operation of law, as a result of the appointment of a trustee in bankruptcy for any Holder, under any judgment or order, as the result of the appointment of a receiver for any Holder, or as a result of any assignment for the benefit of creditors.

     (b) The Holder of this Warrant, by his acceptance hereof, hereby represents, warrants and agrees that he will not Transfer any Warrants owned by him, nor will he permit or suffer any such Transfer to be effected by operation or law, by judicial process or otherwise, other than in accordance with the terms and conditions of this Section 4. The Holder of this Warrant, by his acceptance hereof, acknowledges and agrees that he may own Warrants subject to these restrictions at the time of his death, and it is his express intent that his personal representative(s), distributees, heirs and legatees shall be bound by the provisions of these restrictions in Section 4 with respect to any such Warrants he may own at the time of his death.

     (c) Notwithstanding the provisions of Sections 4(d) through (g), but subject to the provisions of Section 5, a Holder may Transfer Warrants (i) to any Person with the prior written consent of the Company or (ii) to any Family Member, provided, however, that, in each such case, the transferee has executed and delivered an instrument reasonably satisfactory to counsel to the Company pursuant to which the transferee agrees to be bound by all of the provisions of this Warrant and/or this Warrant is returned to the Company and a new Warrant of like tenor is delivered to the transferee.

     (d) In the event that any Holder (the "Selling Holder") shall receive a bona fide offer acceptable to him for the purchase of all or any part of his Warrants from any third party (the "Bona Fide Offeree") (whether as a result of the solicitation of the Bona Fide Offeree by the Selling Holder or the solicitation of the Selling Holder by the Bona Fide Offeree), the Selling Holder shall give written notice (the "Notice") of the bona fide offer to the Company, stating the identity of, and other relevant information about, the Person making the bona fide offer, the purchase price and all other terms and conditions of the proposed Transfer, which Notice shall be deemed to be an offer to sell to the Company the Warrants owned by the Selling Holder that is the subject of such bona fide offer, at the purchase price and upon all of the same terms and conditions as are described in the Notice (other than the terms related to the closing date of such a purchase).

     (e) The Company shall have the right, exercisable within fifteen (15) days after the date of the Notice by sending written notice of acceptance to the Selling Holder, to purchase all, but not less than all, of the Warrants being offered by the Selling Holder. In the event the Company elects to purchase all of the Warrants being offered by the Selling Holder, said written acceptance shall establish a date, within thirty (30) days of its date (unless a later date is established in the Notice, in which case such later date shall govern), for the closing of the purchase and sale of the Selling Holder's Warrants.

     (f) In the event that the Company does not elect, within the time and in the manner prescribed in Section 4(e), to purchase all of the Warrants being offered by the Selling Holder, then the Selling Holder, subject to the provisions of Section 5, shall be free to Transfer all, and not less than all, of the Warrants offered by the Selling Holder to the Bona Fide Offeree identified in the Notice upon substantially the same terms and conditions stated in the Notice. Should that sale not close within ninety (90) days after the date of the Notice, then the Selling Holder thereafter shall not Transfer said Warrants without again complying with the provisions of this Section 4.

     (g) Closing under Section 4(e) shall be held at the principal office of the Company. At closing, the selling Holder shall deliver to the Company all Warrants being purchased and sold, properly endorsed for transfer, with signatures guaranteed in such manner as counsel for the Company reasonably may require. The selling Holder shall take all actions as may be required to assure that the Warrants being Transferred to the Company are free and clear of all liens and encumbrances of any nature.

     (h) The Holder agrees to take whatever action or actions are deemed by counsel to the Company to be reasonably necessary or desirable from time to time to effectuate the provisions and intent of this Section 4, and, to that end, the Holder agrees that he will execute any further paper or papers which may be necessary to give force and effect to this Section 4. The personal representatives or other successors in interest of a Holder shall execute and deliver any and all documents or legal instruments necessary to carry out the provisions of this Section 4.

     (i) The Holders agree that a failure of the Holder to perform one or more of the obligations set forth in this Section 4 may not be fully or adequately compensable by the award and payment of monetary damages and he, therefore, agrees and consents that he may be subject to a decree of specific performance, injunction or any other applicable equitable, legal or other decree, order, writ or remedy which shall require performance or restrain and enjoin any act of the Holder. In addition, and not in limitation of the foregoing, any Transfer or attempted Transfer of Warrants in violation of this Warrant or without full compliance with the provisions of this Warrant shall be absolutely void and without effect. The Holder expressly waives any agreement based on any statute, rule or procedure that a party post a bond as a condition of obtaining any of the remedies provided in this Section 4(i).

5.   RESTRICTIONS ON EXERCISE; DISPOSITION OF SHARES.

     The Holder of this Warrant, by its acceptance hereof, hereby represents and warrants that such Holder understands and agrees that (a) the Warrant and the Shares issuable upon the exercise of this Warrant have not been registered under either the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws (the "State Acts"), and the Company has no obligation to register the Warrant or such Shares; (b) the Warrant may be exercised only if the Shares underlying the Warrant have been registered under the Act and the applicable State Acts, or upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such exercise shall not be in violation of the Act and the applicable State Acts; (c) this Warrant may not be sold, pledged, hypothecated, donated, assigned or otherwise transferred (whether or not for consideration), in whole or in part, unless made in compliance with Section 4 hereof and unless the Warrant has been registered under the Act and the applicable State Acts or upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the applicable State Acts; and (d) the Shares issuable upon the exercise of this Warrant may not be sold, pledged, hypothecated, donated, assigned or otherwise transferred (whether or not for consideration), in whole or in part, unless the Warrant has been registered under the Act and the applicable State Acts or upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the applicable State Acts. The Shares, the Warrants and the Warrant Shares are "restricted securities" as that term is defined in Rule 144 under the Act. Rule 144 sections
(d) and (e) restrict, among other things, the time when the Shares, Warrants and the Warrant Shares may be sold in addition to the amount that may be sold. Rule 144(h) also imposes a notice requirement for certain sales of restricted securities. However, under Rule 144(k), securities purchased by non-affiliates are freely transferable if held for at least two years. The Holder hereby agrees that the Company=s obligation to deliver Shares upon exercise of this Warrant is subject to the requirement that the Holder deliver to the Company, if requested by the Company, such certificates, documents or other information as the Company or its counsel may reasonably request for the purpose of establishing compliance with the Act and applicable State Acts.

6. ADJUSTMENTS. The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

     (a) Effect of Stock Changes. In the event that at any time during the term of this Warrant the Company shall (i) pay a dividend in shares of its Common Stock, (ii) subdivide outstanding shares of its Common Stock into a greater number of shares, or (iii) combine outstanding shares of its Common Stock into a smaller number of shares, the amount of shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of shares of Common Stock which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision or combination and the Exercise Price shall be proportionately adjusted. An adjustment made pursuant to this subparagraph (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, if this Warrant is exercised between such record date or effective date and the date of happening of any such event.

     (b) Merger; Dissolution; Etc. In the event that at any time during the term of this Warrant there shall be (i) any capital reorganization or reclassification of the Common Stock of the Company, (ii) a consolidation or merger of the Company with another entity (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrant); (iii) a share exchange in which the Common Stock of the Company will be acquired; or (iv) the sale or lease of all or substantially all of the assets of the Company; then, as a condition of the reorganization, reclassification, consolidation, merger, share exchange, sale or lease, lawful and fair provisions shall be made whereby the Holder of this Warrant after the transaction shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by this Warrant, the shares of stock, securities or assets that may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by the Warrant if the reorganization, reclassification, consolidation, merger, share exchange, sale or lease had not taken place. Appropriate provisions shall be made in connection with a reorganization, reclassification, consolidation, merger, share exchange, sale or lease with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares purchasable upon exercise of the Warrant) shall immediately after the transaction be applicable as nearly as possible to any shares of stock, securities or assets deliverable immediately after the transaction upon the exercise of the Warrant. The Company shall not effect any consolidation, merger, share exchange, sale or lease unless, prior to the consummation of the transaction, the successor entity (if other than the Company) resulting from the consolidation or merger, the entity acquiring the shares of Common Stock in the share exchange, or the entity purchasing or leasing the assets, assumes by written instrument executed and delivered to the Company, the obligation to deliver to the Holder of this Warrant the shares of stock, securities or assets in accordance with the foregoing provisions that the Holder may be entitled to purchase.

     (c) Notice of Change in Warrant. Whenever the number of Shares purchasable hereunder or the Exercise Price therefor is adjusted as herein provided, the Company shall cause to be mailed to the Holder a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant and/or the Exercise Price has been adjusted; (ii) setting forth the adjusted number of Shares purchasable and/or the adjusted Exercise Price upon the exercise of this Warrant; and (iii) showing in reasonable detail the computations and the facts upon which such adjustments are based. The Company's board of directors, acting in good faith, shall determine the calculation.

     (d) Other Notices. In case at any time (i) the Company pays any dividends payable in stock upon its Common Stock or makes any distributions (other than regular cash dividends) to the holders of its Common Stock; (ii) the Company offers for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; (iii) there is a capital reorganization or reclassification of the Common Stock of the Company, or a consolidation or merger of the Company with, or a share exchange in which the Common Stock of the Company is being acquired by, or a sale or lease of all or substantially all of its assets to, another entity; or (iv) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of these cases, the Company shall cause to be mailed to the Holder of this Warrant notice of the date on which (i) the books of the Company close or a record is taken for the dividend, distribution or subscription rights, or (ii) the reorganization, reclassification, consolidation, merger, share exchange, sale, lease, dissolution, liquidation, or winding up shall take place. The notice also shall specify the date as of which the holders of the Common Stock of record shall participate in dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, share exchange, sale, lease, dissolution, liquidation, or winding up. The notice shall be given at least twenty (20) days prior to the closing of the transaction in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed with respect to the transaction. Failure to give the notice, or any defect in the notice, shall not affect the legality or validity of any transaction covered or to be covered in the notice. On the date of the dissolution, liquidation or winding up of the Company, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

     (e) Form of Warrant. Irrespective of any adjustment or change in the number or class of shares purchasable under this Warrant or in the Exercise Price per Share, this Warrant may continue to express the Exercise Price and the number and class of Shares purchasable upon exercise of this Warrant as the Exercise Price and the number and class of Shares purchasable were expressed in this Warrant when it was initially issued.

7. FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant. In lieu of issuing a fraction of a Share remaining after exercise of this Warrant as to the full shares covered hereby, the Corporation shall make a cash payment for any fraction of a Share equal to the same fraction of the Exercise Price.

8. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. SURVIVAL. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise and surrender of this Warrant.

10. NOTICES. Any and all notices, offers, elections, acceptances, requests, certifications and consents provided for in this Warrant shall (1) be made in writing and hand-delivered, or mailed by certified mail, return receipt requested with adequate postage prepaid, or delivered by guaranteed, expedited overnight delivery service, with delivery cost prepaid, (2) be deemed given when so delivered, or mailed, (3) be deemed received by the addressee upon delivery, if notice is given by hand delivery, or when the certified mail or delivery receipt for such mail or delivery is executed, and (4) if notice is given by mail or by expedited overnight delivery service, be mailed or delivered (A) to the Company at its address set forth in Section 1 of this Warrant or such other address as the Company may specify by written notice given hereunder or (B) to the Holder at his address as it appears on the books of the Company from time to time.

11. AMENDMENTS. This Warrant may be amended or modified only by an instrument in writing signed by the Holder and a duly authorized officer of the Company.

12. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Maryland (excluding choice of law provisions thereof). The Company and the Holder irrevocably consent and attorn to the jurisdiction of the courts of the State of Maryland and agree that the process of a court of the State of Maryland may be served upon either of them outside of Maryland in the same manner as process may be served upon them within Maryland.

13. SEVERABILITY. Except as otherwise expressly provided in this Warrant, each and every provision and term of this Warrant shall be treated as independent and severable, to the extent that if any such provision or term shall to any extent be held unenforceable, the remaining terms and provisions shall not be affected thereby, and each term and provision of this Warrant shall be enforced to the fullest extent permitted by law.

14. MISCELLANEOUS. As used herein, all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. The headings herein are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Warrant, or the intent of the provisions thereof.

                            [Signatures on Next Page]

     IN WITNESS WHEREOF, AmericasBank Corp. and ________________ have caused this Warrant to be executed under seal as of this _____ day of ________________, 2003.


ATTEST:                                 AMERICASBANK CORP.


                                        By:                               (SEAL)
-------------------------------------      ------------------------------
Nicholas J. Belitsos, Secretary            Lee Warner, Chairman and
                                            President


                                        HOLDER:

                                                                          (SEAL)
                                        ---------------------------------

                                  PURCHASE FORM

TO:  AMERICASBANK CORP.

     The undersigned hereby irrevocably elects to exercise the right, represented by the attached Warrant dated as of ____________ ____, 2003 (the "Warrant") to purchase ___________ shares of the Common Stock, par value $0.01 per share, of AMERICASBANK CORP., and hereby makes payment of $_____________ in accordance with the provisions of Section l of the Warrant in payment of the purchase price thereof.

     The undersigned hereby confirms and acknowledges that (a) the shares of Common Stock received upon exercise of the Warrants will bear a legend restricting transfer and (b) all representations made by the undersigned in
Article 2 of the Subscription Agreement by and between the Company and the undersigned are true as of the date hereof.

     Please issue in the name of the undersigned a new warrant representing the unexercised portion of the Warrant.

     Please issue the stock certificate(s) in the names and denominations and deliver them to the addresses set forth below:


     -------------------------------------------------

     -------------------------------------------------

     -------------------------------------------------

     -------------------------------------------------

                                         ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Name


                                         ---------------------------------------
                                         Date


                                         ---------------------------------------
                                         Social Security Number

                                 ASSIGNMENT FORM

     For value received, the undersigned hereby sells, assigns and transfers unto ______________________, ________________________________________________,
            (Name)                             (Address)
__________________________ [all] [that portion] of the within Warrant
     (SSN or FEIN)
exercisable for ______ shares of the Common Stock, par value $0.01 per share, of AMERICASBANK CORP., together with all related right, title and interest therein, and does hereby irrevocably constitute and appoint______________________________ attorney-in-fact to transfer the Warrant on the books of AMERICASBANK CORP. with full power of substitution in the premises.


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